Exhibit 23.1

HALL&COMPANYCertified Public Accountants, Inc. TAX, FINANCIAL AND MANAGEMENT CONSULTING SERVICES	111 PACIFICA, SUITE 300 IRVINE, CA 92618 (949) 910-HALL (4255) FAX (949) 910-4256 WWW.HALLCPAS.COM

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion of our report in the Amendment No. 1 to the Registration Statement on Form S-1 (File Number 333-222291) (the “Registration Statement”) of General Cannabis Corporation (the “Company”) of our report dated March 30, 2017, relating to our audits of the Company’s consolidated financial statements as of December 31, 2016 and 2015, and for the years then ended, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, which report includes an explanatory paragraph expressing substantial doubt regarding the Company’s ability to continue as a going concern. We also consent to the reference to us under the heading “Experts” in the prospectus that forms a part of the Registration Statement.

/s/ Hall & Company

Irvine, CA

January 10, 2018